EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, the undersigned duly elected and acting Co-Chief Executive Officers and Chief Financial Officer of Apollo Medical Holdings, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2018	/s/ Thomas S. Lam
Thomas S. Lam Co-Chief Executive Officer

Date: August 14, 2018	/s/ Warren Hosseinion
Warren Hosseinion Co-Chief Executive Officer

Date: August 14, 2018	/s/ Eric Chin
Eric Chin Chief Financial Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.